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                                                                      EXHIBIT 11

EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES



The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine-month and three-month periods ended September 30, 2000 and 1999.

                                                            Nine Months Ended                 Three Months Ended
                                                               September 30,                     September 30,
                                                       ----------------------------     -----------------------------
                                                          2000              1999            2000             1999
                                                       -----------      -----------     ------------     ------------
Reported net income/(loss) ....................        $(1,000,801)     $ 2,198,928     $ (1,757,951)    $  1,026,569

Earnings/(loss) on common shares ..............        $(1,000,801)     $ 2,198,928     $ (1,757,951)    $  1,026,569
                                                       ===========      ===========     ============     ============

Weighted average common
  shares outstanding - basic ..................          4,460,913        4,425,095        4,467,782        4,436,823
                                                       ===========      ===========     ============     ============

Earnings/(loss) per common share - basic
  Income/(loss) from continuing operations ....        $     (0.22)     $      0.50     $      (0.39)    $       0.23
                                                       ===========      ===========     ============     ============

    Net income/(loss) .........................        $     (0.22)     $      0.50     $      (0.39)    $       0.23
                                                       ===========      ===========     ============     ============

Weighted average common
  shares outstanding - diluted ................          4,671,813        4,545,150        4,679,931        4,582,910
                                                       ===========      ===========     ============     ============

Earnings/(loss) per common share - diluted
  Income/(loss) from continuing operations ....        $     (0.21)     $      0.48     $      (0.38)    $       0.22
                                                       ===========      ===========     ============     ============

    Net income/(loss) .........................        $     (0.21)     $      0.48     $      (0.38)    $       0.22
                                                       ===========      ===========     ============     ============
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